                              SERVICING CERTIFICATE                      PAGE 5

-----------------------------------------------------------------------------------------------------------------------------------
   MLCC MORTGAGE INVESTORS, INC.                                             Current Collection Period: 17-Oct-97 through 16-Nov-97
   ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1      P & S Agreement Date:                       1-Oct-97
                                              CURRENT PASS-THROUGH RATES:      Original Closing Date:                     30-Oct-97
   INVESTOR CERTIFICATES, SERIES 1997-1       LIBOR + 0.18%      5.80500%      Prior Month's Distribution Date:                 N/A
                                                                               Distribution Date:                         25-Nov-97

   NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.
                                        26   <-Accrual Days                   Investor Floating Allocation Percentage    97.999833%
   LIBOR         5.62500%          9.20613%  <-Net Loan Rate                  Investor Fixed Allocation Percentage       98.000000%
   WAC           9.70613%          9.11613%  <-Alternate Certificate Rate

   -------------------------------------------------------------------------------------------------------------------------------
 1        Beginning Pool Balance (net of Transferor Interest Extraction)             (P&S 4.01xx, 5.03xii)          371,215,940.46
 2        Beginning Pool Factor                                                                                         100.000000%
   -------------------------------------------------------------------------------------------------------------------------------
 3        Beginning Invested Amount                                                  (P&S 4.01xxi)                  363,791,000.46
 4        Beginning Transferor Interest (net of Transferor Interest Extraction)                                       7,424,940.00
 5        Beginning Certificate Principal Balance               (INSURED AMOUNT)     (P&S 4.01xxiv)                 363,791,000.46
 6        Beginning Overcollateralization Amount                                     (P&S 4.01xxix)                           0.00
   -------------------------------------------------------------------------------------------------------------------------------
 7        Minimum Transferor Interest                                                                                 7,424,940.00
 8        Required Amount                                                            (P&S  4.01xxii, 5.03x)           7,424,318.81
 9        Transferor Subordinated Amount                                             (P&S 4.01xxiii)                  7,424,318.81

   -------------------------------------------------------------------------------------------------------------------------------
          COLLECTION AMOUNTS
   -------------------------------------------------------------------------------------------------------------------------------
10        Aggregate of all Trust Principal Collections                               (P&S 4.01ii)                    19,541,343.70
11        Aggregate of all Trust Principal Repurchases                                                                        0.00
12        Aggregate of any Trust Insurance Proceeds                                  (P&S 4.01iii)                            0.00
13        Aggregate of any Net Trust Liquidation Proceeds                            (P&S 4.01iv)                             0.00
14        Aggregate of Transfer Deposits                                             (P&S 4.01v)                              0.00
15        Aggregate Trust Principal Collected (sum ln 10 through 14)                                                 19,541,343.70
16        Aggregate of all Trust Interest Collections                                (P&S 4.01i)                      3,438,457.25
17        Monthly Advance / (Reimbursement) for Such Distribution Date               (P&S 4.01vi &viii, 5.03xv)               0.00
18        Trust Interest Collections Available for Distribution                                                       3,438,457.25
19        Available Distribution Amount (15 + 18)                                                                    22,979,800.95

   -------------------------------------------------------------------------------------------------------------------------------
          FORMULA AMOUNTS
   -------------------------------------------------------------------------------------------------------------------------------
20        Current Month Additional Principal Balances (New Draws) -- MLR 241         (P&S 4.01xxvii)                 30,043,099.32
21        Aggregate Trust Principal Collected - line 15                                                              19,541,343.70
22        Principal Distribution to Trustee                                                                                   0.00
23        Trust Interest Collections Available for Distribution (ln 18)                                               3,438,457.25
24        Distribution to Trustee  (ln 22 + ln 23)                                                                    3,438,457.25

25        Liquidation Loss Amounts (unrecovered trust balance for current period)    (P&S 4.01xviii)                          0.00
26        Investor Loss Amount (FLOAP x Liq Loss Amount for current period)          (P&S 4.01xviii)                          0.00
27        Investor Loss Amount not paid to Investors from prior Distribution)        (P&S 4.01xix)                            0.00
28        Investor Loss Reduction Amount (cumulative Investor Loss Amts from all
          distributions not paid to Inv)                                                                                      0.00
29        Current Investor Loss Distribution Amount (ln 26 + ln 28)                                                           0.00

30        Certificate Interest Collections (FLAP x Trust Int Collections Available)  (P&S 4.01x)                      3,369,682.35
31        Certificate Interest Collections used to pay Investor Loss Amount as
          principal in the current period                                                                                     0.00

   -------------------------------------------------------------------------------------------------------------------------------
          DISTRIBUTION AMOUNTS TO INVESTORS
   -------------------------------------------------------------------------------------------------------------------------------
32 i.     Total Amount to Certificate Insurer                                                                             8,391.66
   ii.    Monthly Insurance Premium                                                                                      18,391.66
   iii.   Reimbursement Amount                                                       (P&S 4.01xxx)                            0.00
    iv.   Redirection of Certificate Insurance                                                                           10,000.00

33 i.     Investor Certificate Distribution Amount (33vii. + 33xiii.) --
          principal + interest                                                       (P&S 5.03i)                      1,525,193.77
   -------------------------------------------------------------------------------------------------------------------------------
   ii.    Certificate Formula Interest                                               (P&S 4.01xi)                     1,525,193.77
   iii.   Unpaid Certificate Interest Shortfall Included in 33vi.                    (P&S 4.01xiii)                           0.00
   iv.    Unpaid Interest Shortfall (carryover into current period)                  (P&S 4.01xii)                            0.00
   v.     Remaining Unpaid Interest Shortfall after giving effect to current
          distribution                                                               (P&S 4.01xii)                            0.00
   vi.    Total Certificate Distribution Allocable to Interest                                                        1,525,193.77
   -------------------------------------------------------------------------------------------------------------------------------
   vii.   Maximum Principal Payment (FAP x Line 21 )                                 (P&S 4.01xvii)                  19,150,516.83
   viii.  Alternative Principal Payment (max of paydowns - draws, 0)                 (P&S 4.01xvii)                           0.00
   ix.    Scheduled Principal Collections Pmt (if in RAP, min of max prin pmt
          or alt prin pmt, max prin pmt)                                             (P&S 4.01xvii)                           0.00
   x.     Accelerated Principal Distribution Amount                                  (P&S 4.01xvi)                            0.00
   xi.    Investor Loss Amount for current distribution date (paid out of
          certificate interest collections)                                                                                   0.00
   xii.   Investor Loss Reduction Amount (Ln 29 - paid out of certificate
          interest collections)                                                                                               0.00
   xiii.  Total Certificate Distribution Allocable to Principal (33ix. + 33x.
          + 33xi. + 33xii.)                                                                                                   0.00

   -------------------------------------------------------------------------------------------------------------------------------
34 i.     Transferor Distribution Amount (ln 34ii + 34iv + 34v.)                                                      1,904,871.82
   ii.    Transferor Interest Collections (Trust Int Coll less Cert Int Coll --
          ln 23 less ln 30)                                                          (P&S 4.01xv)                        68,774.90
   iii.   Available Excess Interest from Certificate Interest Coll                                                    1,826,096.92
   iv.    Residual Amount included in 26i                                            (P&S 4.01xxxi)                   1,836,096.92
   v.     Transferor Principal Collections (11-26viii)                               (P&S 4.01xv)                             0.00

   -------------------------------------------------------------------------------------------------------------------------------
35        Cumulative Number of all Retransferred Mortgage Loans (From Previous
          Distributions)                                                             (P&S 4.01xxxvii, 5.03xx)                 0.00
36        Cumulative Retransferred Mortgage Loan Trust Balances (From Previous
          Distributions)                                                             (P&S 4.01xxxvii, 5.03xx)                 0.00

   -------------------------------------------------------------------------------------------------------------------------------
37        Number of all Retransferred Mortgage Loans (Current Retransfer Date)       (P&S 4.01xxxvii, 5.03xx)                    0
38        Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)       (P&S 4.01xxxvii, 5.03xx)                 0.00

   -------------------------------------------------------------------------------------------------------------------------------
39        Ending Pool Balance                                                        (P&S 5.03xii)                  381,717,696.08
40        Ending Pool Factor                                                         (P&S 4.01xxv, 5.03ix)              102.829015%
   -------------------------------------------------------------------------------------------------------------------------------
41        Ending Invested Amount (Beg - Investor loss - sched prin)                                                 363,791,000.46
42        Ending Transferor Int (Beg + (max of Draws - Paydowns, 0) -
          (Liq loss - Inv loss) - Transfer Amt)                                      (P&S 4.01xxvi)                  17,926,695.62
43        Ending Certificate Principal Balance
                 (INSURED AMOUNT)                          (Beg - pin dist)          (P&S 4.01xxv, 4.01xxix)        363,791,000.46
44        Ending Overcollateralization Amount                                        (P&S 4.01xxiv, 5.03xiii)                 0.00
   -------------------------------------------------------------------------------------------------------------------------------

                     STATEMENT TO CERTIFICATEHOLDERS                     PAGE 6

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
   MLCC MORTGAGE INVESTORS, INC.                                             Current Collection Period: 17-Oct-97 through 16-Nov-97
   ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1      P & S Agreement Date:                       1-Oct-97
                                              CURRENT PASS-THROUGH RATES:      Original Closing Date:                     30-Oct-97
   INVESTOR CERTIFICATES, SERIES 1997-1       LIBOR + 0.18%      5.80500%      Prior Month's Distribution Date:                 N/A
                                                                               Distribution Date:                         25-Nov-97

   NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.
                                        26   <-Accrual Days                    Investor Floating Allocation Percentage    97.999833%
   LIBOR         5.62500%          9.20613%  <-Net Loan Rate                   Investor Fixed Allocation Percentage       98.000000%
   WAC           9.70613%          9.11613%  <-Alternate Certificate Rate

   -------------------------------------------------------------------------------------------------------------------------------
   Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)
45 i.     Total Certificate Distribution Amount Allocable to Interest                (P&S 5.03ii)                         4.192500
   ii.    Unpaid Certificate Interest Shortfall Included in Current Distribution     (P&S 5.03iii)                        0.000000
   iii.   Unpaid Certificate Interest Shortfall Remaining after Current
          Distribution (Carryover)                                                   (P&S 5.03iv)                         0.000000

46 i      Total Certificate Distribution Allocable to Principal                      (P&S 5.03v)                          0.000000
   ii.    Scheduled Principal Collections Payment                                    (P&S 5.03v)                          0.000000
   iii.   Accelerated Principal Distribution Amount                                  (P&S 5.03v)                          0.000000

47 i      Reimbursed Investor Loss Reduction Amounts Included in Current
          Distribution                                                               (P&S 5.03vi)                         0.000000
   ii     Investor Loss Reduction Amounts after Current Distribution (Carryover)     (P&S 5.03vii)                        0.000000

48        Servicing Fee                                                              (P&S 5.03xv)                       157,639.65
49        Monthly Advance paid by the Servicer                                       (P&S 5.03xiv)                            0.00
50        Monthly (Advance Reimbursement) to the Servicer                                                                     0.00
51        Cumulative Monthly Advance paid by the Servicer                                                                     0.00
52        Amount of Insured Payments by the Certificate Insurer                      (P&S 5.03xix)                            0.00
53        Transferor Subordinated Amount after giving effect to the current
          distribution                                                               (P&S 5.03xi)                     7,424,318.81

54 i.     Number of Mortgage Loans 31 to 60 days delinquent                          (P&S 4.01xxxii, 5.03xvi)                   67
55 ii.    Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent    (P&S 4.01xxxii, 5.03xvi)         2,938,579.88
56 i.     Number of Mortgage Loans 61 to 90 days delinquent                          (P&S 4.01xxxii, 5.03xvi)                    0
   ii.    Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent    (P&S 4.01xxxii, 5.03xvi)                 0.00
57 i.     Number of Mortgage Loans 91 or more days delinquent                        (P&S 4.01xxxii, 5.03xvi)                    0
   ii.    Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent  (P&S 4.01xxxii, 5.03xvi)                 0.00
58 i.     Number of Mortgage Loans in Foreclosure                                    (P&S 4.01xxxiii, 5.03xvii)                  0
   ii.    Aggregate Principal Balances of Mortgage Loans in Foreclosure              (P&S 4.01xxxiii, 5.03xvii)               0.00

59        Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed  (P&S 4.01xxxiv, 5.03xviii)               0.00
60        The Aggregate Trust Balances of any Liquidated Loans in the Current Month  (P&S 4.01xxxv)                           0.00